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                                                                     Exhibit 2.4

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement"), dated as of June 6, 2000, is made and entered into by and among Lions Gate Entertainment Corp., a corporation incorporated under the laws of British Columbia ("Parent"), and each other party whose name is set forth on the signature pages hereof beneath the heading "Holders."

                                    RECITALS

     A. The Holders are stockholders of Trimark Holdings, Inc., a Delaware corporation (the "Company").

     B. Parent and Company are parties to an Agreement and Plan of Merger dated June 6, 2000 (the "Merger Agreement"), among Parent, LGE MERGER SUB, INC., a Delaware corporation ("Merger Sub"), and the Company.

     C. As further consideration for the transactions contemplated by the Merger Agreement, Parent has agreed to provide the Holders with the registration rights set forth herein which shall become effective as of the Closing Date (as defined in the Merger Agreement).

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS HAVE THE CORRESPONDING MEANINGS:

     AGREEMENT: As defined in the preamble.

     AMIN: As defined in Section 2(a).

     BUSINESS DAY: Any day other than a Saturday, Sunday or holiday on which banking institutions in Los Angeles, California are required or authorized to be closed.

     CANADIAN FINAL PROSPECTUS: A final prospectus (including final short form prospectus) filed under the Canadian Securities Laws which utilizes and is conducted in accordance with the MJDS for which a receipt has been issued by the applicable securities regulatory authority.

     CANADIAN PRELIMINARY PROSPECTUS: A preliminary prospectus (including preliminary short form prospectus) filed under the Canadian Securities Laws which utilizes and is conducted in accordance with the MJDS for which a receipt has been issued by the applicable securities regulatory authority.

     CANADIAN PROSPECTUS: A Canadian Preliminary Prospectus and a Canadian Final Prospectus, each of which utilize and are conducted in accordance with the MJDS.

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     CANADIAN SECURITIES LAWS: All applicable securities laws in each of the provinces of Canada and the respective regulations and rules under such laws together with applicable published policy statements, notices and orders of the securities regulatory authorities in such provinces.

     COMMISSION: The Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act, or any other Federal agency which succeeds to its functions.

     COMPANY: As defined in Recital A.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

     FORM F-3: Such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the Commission.

     HOLDER: A party whose name is set forth on the signature pages hereof beneath the heading "Holders" or any transferee, successor or assignee of such party permitted by this Agreement.

     INDEMNIFIED PARTY: As defined in Section 7(c).

     INDEMNIFYING PARTY: As defined in Section 7(c).

     INITIATING HOLDERS: Section 2(a).

     PARENT INDEMNIFIED PARTIES: As defined in Section 7(b).

     LOSSES: As defined in Section 7(a).

     MERGER AGREEMENT: As defined in Recital B.

     MJDS: The Multijurisdictional Disclosure System adopted by the Commission and the Canadian securities regulatory agencies, the effective date of which was July 1, 1991.

     OTHER STOCKHOLDERS: As defined in Section 2(c).

     PROSPECTUS: The prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Registration Statement and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference

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therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Registrable Shares.

     REGISTRABLE SHARES: (i) Any Parent Common Stock owned by Holders and acquired pursuant to the Merger Agreement (including, but not limited to, the Parent Common Stock issuable upon the exercise of those certain options granted by Parent to such Holders); (ii) any shares of capital stock of Parent issued in respect of such shares as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events; and (iii) any shares of capital stock of Parent held as of the date hereof or acquired hereafter by the Holder or any transferee, successor or assign of the Holder provided such transferee or assignee is a permitted transferee or assignee under Section 9. References in this Agreement to amounts or percentages of Registrable Shares as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by clause (ii) of the preceding sentence. Any Registrable Share will cease to be a Registrable Share when (i) a registration statement covering such Registrable Share has been declared effective by the Commission and such Registrable Share has been disposed of pursuant to such effective registration statement, (ii) such Registrable Share has been sold pursuant to a Canadian Final Prospectus which qualifies the sale of the Registrable Shares; (iii) in the United States, during such time (and only so long as) such Registrable Share may be publicly resold without registration under the Securities Act; or (iv) in Canada, during such time (and only so long as) such Registrable Share may be publicly resold without registration under Canadian Securities Laws.

     REGISTRATION STATEMENT: A registration statement of Parent on any form (to be selected by Parent) for which Parent then qualifies and which permits the secondary resale thereunder of the number of Registrable Shares required pursuant to this Agreement to be included therein. The term "Registration Statement" shall also include the Prospectus, all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement, including pre- and post-effective amendments, and in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

     SECURITIES ACT: The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

     SELLER INDEMNIFIED PARTIES: As defined in Section 7(a).

     SELLING STOCKHOLDER: Any Holder whose Registrable Shares are included at the request of such Holder in any Registration Statement filed pursuant to
Section 3.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

     2.   REQUEST FOR REGISTRATION.

          (a) Upon the written request from Holders (the "Initiating Holders") that Parent file a Registration Statement under the Securities Act covering the registration in the

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United States of at least twenty-five percent (25%) of the number of Registrable
Shares held of record or Beneficially Owned by Mark Amin ("Amin") as of the Closing Date after giving effect to the Merger which qualifies the sale of such Registrable Shares (for the avoidance of doubt, and assuming the Merger Consideration is not adjusted pursuant to Section 2.7(a)(ii) of the Merger Agreement, then the number of Registrable Shares required in order to request a registration pursuant to this Section 2 would be 877,688), then Parent shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) subject to the limitations of this Section 2, use its commercially reasonable best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Shares that the Holders request to be registered or qualified in a written request delivered to Parent within ten (10) days of the mailing of Parent's notice pursuant to Section 2(a)(i).

          (b) The registration statement shall be on Form F-3 whenever Parent is permitted to use such form.

          (c) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting in accordance with
Section 2(e), they shall so advise Parent as a part of their request made pursuant to this Section 2 and Parent shall include such information in the written notice referred to in Section 2(a)(i). In such event, the right of any Holder to include its Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Parent and the other holders of Parent Common Stock entitled to participate in the registration (the "Other Stockholders")) enter into an underwriting agreement in customary form, and reasonably acceptable to such Initiating Holders, with the underwriter or underwriters selected for such underwriting in accordance with Section 2(e). Notwithstanding any other provision of this
Section 2, if the underwriter advises Parent that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Shares), then Parent shall so advise all Holders of Registrable Shares that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Shares on a pro rata basis based on the number of Registrable Shares held by all such Holders (including the Initiating Holders); PROVIDED, HOWEVER, in no event shall any of the securities of the Holders be excluded unless all of the securities of all Other Stockholders are excluded. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration or qualification.

          (d)  Upon the written request of each Holder given within ten
(10) days after receipt or deemed receipt of such notice by the Holder in accordance with Section 2(a)(ii), Parent shall, subject to the provisions of
Section 2(c), include in the Registration Statement to be filed pursuant to
Section 2(a) all of the Registrable Shares that each such Holder has requested to be registered.

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          (e)  SELECTION OF UNDERWRITERS. A majority interest of the Holders shall have the right, with respect to one Registration Statement to be filed pursuant to this Section 2, to determine whether such registration shall be underwritten or not and to select any managing underwriter or underwriters to administer the offering, such selection of underwriters shall be subject to the reasonable consent of Parent, not be unreasonably withheld. Parent shall have the right, with respect to one Registration Statement to be filed pursuant to this Section 2, to determine if such registration shall be underwritten, to select any managing underwriter or underwriters to administer the offering, such selection of underwriters shall be subject to the reasonable consent of a majority in interest of the Holders, not be unreasonably withheld.

          (f) Parent shall not be required to effect a registration pursuant to this Section 2 within 180 days after the Closing Date nor after Parent has effected two (2) registrations pursuant to this Section 2; PROVIDED, that in each of such registrations pursuant to this Section 2 the following occurs: (i) each Registration Statement shall be declared or ordered effective or otherwise become effective by operation of law, and (ii) there shall be no reduction in the number of Registrable Shares requested to be included therein. Parent shall not be required to effect any such registration pursuant to this Section 2 in Canada, nor shall Parent be required to file a shelf registration pursuant to this Section 2.

          (g) The Holders shall not be entitled to request registration pursuant to Section 2(a) at any time after Parent gives notice under Section 3(a)(i) of its intention to register Parent Common Stock and for a period of 120 days following the effectiveness of any Registration Statement filed by Parent pursuant thereto, or until Parent withdraws such Registration Statement or notifies the Holders of its intention to discontinue the registration process; provided that any such period during which the Holder's rights pursuant to
Section 2(a) are suspended, the same period of time shall be added to the term of such rights set forth in the last sentence of Section 2(h) to lengthen the period during which the Holders may exercise such rights.

          (h) Subject to Section 2(g), Parent shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to
Section 2(a) after the date that is two years after the effective date hereof, if Parent provides to each Holder, at the sole cost and expense of Parent, an opinion of counsel (which counsel acceptable to such Holder in its sole discretion) which specifies that (i) such Holder is not an "affiliate" of Parent (as such term is used in Rule 144) and (ii) the Registrable Shares held by such Holder may be sold to the public without restriction under Rule 144(k), any successor thereto or any similar provisions then in effect. In any event, Parent shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to Section 2(a) after the date that is (i) five years after the effective date hereof, PLUS (ii) the period of time calculated in accordance with Section 2(g).

          (i) Parent shall be entitled to postpone, for a reasonable period of time not in excess of 90 days after its receipt of any request for a registration pursuant to Section 2(a), the filing of any Registration Statement by Parent, if (i) at any time prior to the filing of such Registration Statement, Parent determines, in its good faith judgment, that such registration and offering would materially interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization or other material transaction involving Parent or any of its controlled

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affiliates, require Parent to disclose matters that otherwise would not be required to be disclosed at such time which disclosure would materially adversely affect Parent or would require that Parent undergo a special interim audit or file with the Commission financial statements relating to a proposed or probable transaction which it would not otherwise have to file, and (ii) Parent gives Holders written notice of such postponement. In the event of such postponement, Parent shall file such Registration Statement as soon as practicable (but in no event more than 90 days) after it shall determine, in its good faith judgment, that such registration and offering will not interfere with the matters described in the first sentence of this Section 2(i); PROVIDED, HOWEVER, that Parent shall not defer its obligations in this manner more than once in any 365 day period. If Parent shall postpone the filing of any Registration Statement, Holders of fifty percent (50%) or more of the Registrable Shares requested to be included in such Registration Statement shall have a right to withdraw their request for such registration by giving notice to Parent within twenty (20) days of the notice of the postponement. Such withdrawal request shall be deemed to apply to all Holders who hold Registrable Shares that had been requested to be included in such Registration Statement. In the event that the Holders withdraw their request in the foregoing manner, such request shall not be counted for purposes of determining the number of registrations to which the Holders are entitled pursuant to this Section 2.

          (j) Parent shall not be entitled to include any of its securities which it proposes to sell in any Registration Statement to be filed pursuant to this Section 2.

     3.   PARENT REGISTRATION.

          (a) If at any time or from time to time Parent shall determine to register any Parent Common Stock or file any Canadian Prospectus, other than (i) a registration relating solely to employee benefit plans, (ii) a registration on Form F-4 or S-4, or any similar successor forms, or (iii) a registration form which does not permit secondary sales, Parent will:

               (i) promptly give to each Holder written notice thereof and such notice will offer each Holder the opportunity to register or qualify the sale of any or all of its Registrable Shares as the Holders may request on the same terms and conditions as those of the Parent and/or those of the Other Stockholders); and

               (ii) except as set forth in Section 3(b) below, include in such registration (and any related qualification under blue sky laws or other compliance) or Canadian Prospectus, as applicable, and in any underwriting involved therein, all Registrable Shares as are specified in a written request or requests, delivered by a Holder to the Parent within 10 days after receipt by such Holder of written notice from Parent pursuant to Section 3(a)(i).

     Provided, however, that Parent shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 3(a) after the date that is two years after the effective date hereof, IF Parent provides to each Holder, at the sole cost and expense of Parent, an opinion of counsel (which counsel acceptable to such Holder in its sole discretion) which specifies that (i) such Holder is not an "affiliate" of Parent (as such term is used in Rule 144) and (ii) the Registrable Shares held by such Holder may be sold to the public without restriction under Rule 144(k), any successor thereto or any similar provisions then in effect. In any event, Parent shall not be obligated to take any action to effect any such

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registration, qualification or compliance pursuant to this Section 3(a) after the date that is five years after the effective date hereof, PLUS (ii) the period of time calculated in accordance with Section 2(g).

          (b)  UNDERWRITING REQUIREMENTS.

               (i) GENERAL. If the registration of which Parent gives notice is for a registered public offering (or a public offering in accordance with MJDS in Canada) involving an underwriting, Parent shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of any Holder to registration or qualification by Canadian Prospectus pursuant to Section 3(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their shares through such underwriting shall (together with Parent and the Other Stockholders distributing their shares through such underwriting) enter into an underwriting agreement (upon the same terms and conditions as the Parent and the Other Stockholders distributing their shares) in customary form with the managing underwriter selected for such underwriting by Parent. The foregoing shall include, without limitation, such powers of attorney and escrow agreements as the underwriters may require.

               (ii) LIMITATION OF THE NUMBER OF SHARES. Notwithstanding any other provision of Section 3(a), if the managing underwriter determines in a registration or qualification by Canadian Prospectus pursuant to this Section 3 that marketing factors require a limitation of the number of shares of Parent Common Stock to be underwritten, the managing underwriter may so limit such number of shares, it being understood that no Parent Common Stock proposed to be offered and sold by Parent shall be excluded from such offering and that the excluded Parent Common Stock shall be apportioned pro rata among Selling Stockholders according to the total amount of Parent Common Stock entitled to be included therein owned by each or, in such other proportions as shall mutually be agreed by them. Parent shall so advise all Selling Stockholders of the number of shares of Registrable Shares that may be included in the registration or qualification by Canadian Prospectus in accordance with the foregoing. To facilitate the allocation of Parent Common Stock in accordance with the above provisions, Parent may round the number of shares allocated to any Holder to the nearest 100 shares.

               (iii) WITHDRAWAL. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Parent and the managing underwriter. The Registrable Shares so excluded or withdrawn shall also be withdrawn from registration.

          (c) Termination of Offering. Parent reserves the right to terminate any such registration at anytime and for any reason without liability to any Holder. The expenses of such withdrawn registration shall be borne by Parent in accordance with Section 6.

     4. REGISTRATION PROCEDURES. In connection with Parent's obligation to file Registration Statements pursuant to Sections 2 and 3, Parent shall use its commercially reasonable best efforts to effect such registration or qualification by Canadian Prospectus to

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permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto Parent shall as expeditiously as possible:

          (a) If requested, prior to filing a Registration Statement, Prospectus or Canadian Prospectus, furnish to Holders copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders, and, in the case of a registration pursuant to Section 2 or a registration pursuant to Section 3 in which any of the Holders are participating, Parent shall not file any Registration Statement, any Prospectus, any Canadian Prospectus or any amendment or supplement thereto (including such documents incorporated by reference) to which Holders shall reasonably object;

          (b) Prepare and file (and promptly notify each participating Holder of such filing) with the Commission a Registration Statement (or, if applicable pursuant to Section 3, with the Canadian securities regulatory authority, a Canadian Preliminary Prospectus) with respect to such Registrable Shares within a period of not more than 45 calendar days from the date of Parent's receipt of the Selling Stockholder's request for registration in accordance with Section 3(a)(ii) and, use its commercially reasonable best efforts to cause such Registration Statement to become effective (or, if applicable pursuant to Section 3, a receipt for the Canadian Final Prospectus to be issued), and use its commercially reasonable best efforts to keep such registration statement effective (or period of distribution in Canada open) for a period of at least one-hundred twenty (120) days or until the distribution contemplated in the Registration Statement or Canadian Prospectus has been completed, whichever first occurs; PROVIDED, HOWEVER, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Parent Common Stock;

          (c) Prepare and file with the Commission such amendments and post-effective amendments to any such Registration Statement or Canadian Prospectus, and such supplements to the Prospectus, as may be reasonably requested by Holders or any underwriter of Registrable Shares or as may be required by the Securities Act, the Canadian Securities Laws or otherwise necessary to keep the Registration Statement or Canadian Prospectus effective for the applicable period under Section 4(b);

         (d) Furnish to the Holders such number of copies of any such Registration Statement, Prospectus, Canadian Prospectus and such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Shares;

          (e) Use its commercially reasonable best efforts to (i) register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; (ii) subject to Section 4(b), keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable the Selling Stockholders to complete their distribution of Registrable Shares pursuant to the Registration Statement or Canadian Prospectus, as applicable, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement or Canadian Prospectus; PROVIDED, that Parent shall

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not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (f) Notify the Selling Stockholders, promptly, at any time when (i) a Prospectus or Canadian Prospectus relating to the sale of the Registrable Shares is required by law to be delivered, and/or (ii) of the occurrence of any event requiring the preparation of a supplement or amendment to such Prospectus or Canadian Prospectus, so that, as thereafter delivered, such Prospectus or Canadian Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Thereafter, Parent shall as promptly as reasonably practicable, prepare and file with the Commission or Canadian securities regulatory authority a supplement to or an amendment of such Prospectus or Canadian Prospectus as may be necessary so that such Prospectus or Canadian Prospectus shall not include such untrue statement or fail to omit such material fact. The Parent shall promptly deliver to the Holders a copy of any supplement or amendment to such Prospectus or Canadian Prospectus;

          (g) If requested by Holders, immediately incorporate in a Prospectus (or Canadian Prospectus) supplement or post-effective amendment such information as Holders agree should be included therein relating to the sale of the Registrable Shares and make all required filings of such Prospectus (or Canadian Prospectus) supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus (or Canadian Prospectus) supplement or post-effective amendment;

          (h)  Notify the Selling Stockholders, promptly, at any time:

               (i) when the Prospectus or Canadian Prospectus has been filed and when the Registration Statement or any post-effective amendment thereof has become effective;

               (ii) of any request by the Commission or Canadian securities regulatory authority for amendments or supplements to the Registration Statement, the Prospectus or Canadian Prospectus or for additional information;

               (iii) of the issuance by the Commission or Canadian securities regulatory authority of any stop order suspending the effectiveness of the Registration Statement or Canadian Prospectus or, to Parent's knowledge, threatened to be issued by the Commission or Canadian securities regulatory authority, or the initiation of any proceedings for that purpose; and

               (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (i) Use its commercially reasonable best efforts to prevent the issuance and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement or Canadian Prospectus at the earliest possible time;

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          (j)  Enter into customary agreements (including an underwriting agreement, broker-dealer or similar securities industry professional) containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by an issuer and take such other customary actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Shares, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration;

          (k) Use its commercially reasonable best efforts to cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by Parent are then listed;

          (l) Cooperate with the Selling Stockholders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to the Registration Statement or Canadian Prospectus, which certificates, if so required by any securities exchange upon which any Registrable Shares are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such denominations and registered in such names as the Selling Stockholders may request at least two business days prior to the sale of Registrable Shares pursuant to the Registration Statement or Canadian Prospectus;

          (m) Provide a transfer agent and registrar (which may be Parent's transfer agent and registrar) for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

          (n) Furnish to each Selling Stockholder on the date that (A) such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, or (B) on the date that the Registration Statement becomes effective or the date of the final receipt of a Canadian Final Prospectus, if such securities are not being sold through underwriters, a signed counterpart addressed to the Holder of (1) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, and (2) a "comfort" letter or letters dated as of such date, from Parent's certified independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, and each reasonably satisfactory to the Holders requesting registration; and

          (o) Use its commercially reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Shares covered by the Registration Statement or Canadian Prospectus contemplated hereby.

     5. OBLIGATIONS WITH RESPECT TO REGISTRATION. Parent's obligations under this Agreement to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following:

          (a) Furnish to Parent such information regarding such Selling Stockholder, the plan of distribution of the Registrable Shares as is legally required to be disclosed in the Prospectus, the Registration Statement or Canadian Prospectus; and

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          (b)  Enter into such agreements with Parent and any underwriter, broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by selling stockholders.

     6. EXPENSES OF REGISTRATION. All expenses in connection with any Registration Statement or Canadian Prospectus, any qualification or compliance with federal, state or provincial laws required in connection therewith (whether or not any such Registration Statement becomes effective), and the distribution of the Registrable Shares shall, as between the Selling Stockholders and Parent, be borne as follows:

          (a) Parent shall pay and be responsible for (i) the registration fee payable under the Securities Act; (ii) blue sky fees and expenses (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the underwriters may designate), if applicable; (iii) printing, messenger, telephone, delivery, distribution and reproduction fees; (iv) all fees and disbursements of Parent's counsel, accountants, other advisors and special experts retained by Parent; (v) the internal expenses of Parent (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Parent are then listed; (vi) fees with respect to filings and qualifications including, but not limited to, those fees required to be made with the National Association of Securities Dealers or the filing fees of the Canadian securities regulatory authorities; and (vii) stock exchange fees. In its reasonable discretion, Parent may, in lieu of engaging the services of a financial printing company with respect to the Registration Statement or the Prospectus, arrange for the photocopying thereof, in which event Parent will bear the applicable photocopying costs.

          (b) The Selling Stockholders shall pay, on a pro rata basis based on the number of its Registrable Shares included in the registration, all fees and disbursements of their own counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or expenses, if any, and all other expenses (including underwriting or brokerage discounts, commissions and fees) related to the distribution of the shares that have not expressly been assumed by Parent as set forth above.

     7.   INDEMNIFICATION.

          (a) Parent shall indemnify and hold harmless each Selling Stockholder and each person (if any) who controls such Selling Stockholder within the meaning of either the Securities Act or the Exchange Act and each attorney, accountant, agent or other representative of each of the foregoing (collectively, the "Seller Indemnified Parties") from and against any losses, claims, damages, liabilities or expenses (collectively "Losses"), joint or several, to which such Seller Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Canadian Prospectus, if applicable, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation of any Federal or state securities laws, rules or regulations or Canadian Securities Laws committed by Parent (or any person who controls any of them or any agent, broker-dealer or underwriter engaged by them), or (iv) the breach by Parent of this Agreement; and, subject to Section 7(c), Parent shall reimburse such Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; PROVIDED, HOWEVER, that Parent will not indemnify or hold harmless any Seller Indemnified Party from or against any such Losses or settlement payments made by Holders without the consent of Parent (i) that arise solely out of or are based upon any violation of any Federal or state securities laws, rules or regulations committed by such Seller Indemnified Parties (or any person who controls them or any agent, broker-dealer or underwriter engaged by them) as determined by a non-appealable decision of a court of competent jurisdiction, or (ii) in the case of a non-underwritten offering, any failure by such Selling Stockholder to give any purchaser of Registrable Shares at or prior to the written confirmation of such sale, a copy of the most recent Prospectus or Canadian Prospectus and such current copy of the Prospectus or Canadian Prospectus would have cured the defect giving rise to such Losses, or (iii) if the untrue statement, omission or allegation thereof upon which such Losses or expenses are based, was made in reliance upon and in conformity with the written information provided by such Seller Indemnified Party specifically for use or inclusion in the Registration Statement, any Prospectus or Canadian Prospectus. Parent shall enter an indemnification agreement with the Holders substantially in the form of this
Section 7 prior to the filing of the initial Registration Statement or Canadian Preliminary Prospectus to be filed by Parent pursuant to this Agreement.

          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless Parent and each person, if any, who controls Parent within the meaning of either the Securities Act or the Exchange Act, underwriter, and each director, officer, attorney, accountant, agent or other representative of each of the foregoing (the "Parent Indemnified Parties"), from and against any Losses, joint or several, to which Parent Indemnified Parties may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Canadian Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the statement or omission was made in reliance upon and in conformity with written information provided to Parent by such Selling Stockholder specifically for use or inclusion in the Registration Statement, Prospectus or Canadian Prospectus; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder; and, subject to Sections 7(c) and 7(e), such Selling Stockholder will reimburse such Parent Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses.

          (c)  PROCEDURES. Each party entitled to indemnification under this
Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel (which shall be reasonably acceptable to the Indemnified Party) and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by the Selling Stockholder(s) or Parent as the case may be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld or delayed, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

          (d)  CONTRIBUTION. If the indemnification provided for under this
Section 7 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or
(b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Parent or the Selling Stockholders, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

          (e) LIMITATIONS ON CONTRIBUTION. The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation (even if Selling Stockholders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(d). No Selling Stockholder will be required to contribute any amount in excess of the amount by which the total price at which its Registrable Shares were sold to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. The obligations of Selling Stockholders and any underwriters, selling agents or other securities professionals in Section 7(d) to contribute shall be several in proportion to the percentage of Registrable Shares registered or underwritten, as the case may be, by them and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The obligations of Parent under this Section 7 shall be in addition to any liability which Parent may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 7 shall be in addition to any liability which such Indemnified Person may otherwise have to Parent. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an Indemnified Party at law or in equity.

     8. RULE 144. Parent covenants that it will timely file any and all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Holders may reasonably request all to the extent required from time to time as necessary to enable the Holders to sell securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Exchange Act, as such Rule may be amended from time to time, other appropriate rule or regulation adopted by the Commission or pursuant to a registration on Form F-3. To that end, Parent agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) Take such action with respect to compliance with the Exchange Act, including the voluntary registration of Parent Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form F-3 or other legally appropriate form for the sale of their Registrable Shares;

          (c) File with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act, the Exchange Act and the Canadian Securities Laws; and

          (d) Furnish to the Holders (i) a written statement by Parent to the Holders that Parent has complied with the reporting requirements of Rule 144 of the Exchange Act, the other requirements of the Exchange Act and the Securities Act, (ii) a copy of the most recent annual or interim report of Parent and such other reports and documents so filed by Parent, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

     9. ASSIGNMENT OF REGISTRATION RIGHTS. The Holders may not assign their rights hereunder except to (A) each other, (B) such Holder's spouse, (C) lineal descendants of the Holder, (D) a trust which is substantially for the benefit of such Holder, Holder's spouse or any lineal descendants of the Holder, (E) to a charitable trust, or (F) a transfer of Shares upon the death of such Holder.

     10. REMEDIES. Each of the Holders, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Parent agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     11. NO INCONSISTENT AGREEMENTS. Parent hereby covenants that the rights granted to Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Parent's securities under any other agreements. Parent further covenants that it shall not enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Shares in this Agreement. To that end, Parent shall not, without the prior written consent of the Holders of a majority of the Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of Parent that would allow such holder or prospective holder to include such securities in any registration filed under Sections 2 and 3, unless the terms of such agreement provide the following: (i) such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Shares that are included; (ii) the equivalent of the holdback provisions set forth in Section 3(b)(iii); and (iii) other terms not inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement. If Parent, at any time, grants to any other holder or proposed holder of equity securities of Parent any rights (i) to request the Company to effect the registration of any such shares of equity securities, and/or (ii) to participate in any registration of Parent of the kind referred to in Section 3, either or both of which is (or are) on terms more favorable to such holders than the terms set forth in Sections 2 and 3, the terms of Sections 2 and 3 shall be deemed amended or supplemented to the extent necessary to provide the Holders any and all of such more favorable rights and benefits.

     12. DELIVERIES. During the term of this Agreement, Parent shall give notice to the Holders of all filings by Parent under any applicable Federal securities laws and any applicable filings under the Canadian Securities Laws, promptly after such documents are filed with the Commission or the relevant officials in Canada, as the case may be.

     13. MARKET STANDOFF. For a period of six (6) months after the Closing Date, Amin will not, directly or indirectly, publicly sell any Parent Common Stock or exercise any of his rights under Section 2 or 3, without the prior written consent of Parent; provided, however, that the foregoing limitation shall not apply: (i) in the event of a registration pursuant to Section 3 in which Michael Burns or Jon Feltheimer are participating; (ii) in the event Telemunchen or SBS Broadcasting SA sell or convert any of their shares of preferred stock of Parent; (iii) to a transfer of Registrable Shares (A) to another Holder, (B) Amin's spouse, (C) lineal descendants of Amin, (D) a trust which is substantially for the benefit of Amin, Amin's spouse or any lineal descendants of Amin, (E) to a charitable trust, or (F) a transfer of Shares upon the death of Amin; or (iv) to a transfer of Registrable Shares by operation of law; provided, further, upon the occurrence of an event set forth in clause (i) or (ii) of the foregoing sentence, the provisions set forth in this Section 13 shall be void and of no further force or effect.

     14. NOTICES. All notices, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

                  (a)      if to Parent:
                                    Lions Gate Entertainment Corp.
                                    Suite 3123, Three Bentall Centre
                                    595 Burrud Street
                                    Vancouver, British Columbia V7X1J1
                                    Attention:       Gordon Keep,
                                                     Senior Vice President
                                    Facsimile:       (604) 609-6145

                                    and

                                    Loeb & Loeb, L.L.P.
                                    10100 Santa Monica Boulevard
                                    Suite 2100
                                    Los Angeles, CA 90067-4164
                                    Attention:___________________________
                                    Facsimile:    (213) 282-2192

                  (b)      if to Holders:

                                    As set forth on Schedule 1

to such other person (including transferees or assignees of a Holder) or address as any party shall specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received) or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

     15. AMENDMENT. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among Parent and the Holders who hold a majority of the Registrable Shares then outstanding, executed in the same manner as this Agreement. No consent, waiver or similar act shall be effective unless in writing.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     18. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California, without giving effect to principles of conflicts of laws.

     19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    LIONS GATE ENTERTAINMENT CORP.

                                    By: /s/ Jon Feltheimer
                                       ----------------------------------------
                                       Its:    CEO
                                           ------------------------------------



                                    HOLDERS


                                      /s/ Mark Amin
                                    -------------------------------------------
                                    Mark Amin


                                      /s/ Reza Amin
                                    -------------------------------------------
                                    Reza Amin

                                   SCHEDULE 1

              Names, Addresses and Contact Information for Holders

Mr. Mark Amin
4553 Glencoe Ave., Suite 200
Marina Del Rey, California 90292
Telephone: (310) 314-2000
Facsimile: (310) 314-4238

Mr. Reza Amin
4553 Glencoe Ave., Suite 200
Marina Del Rey, California 90292
Telephone: (310) 314-2000
Facsimile: (310) 314-4238